TRANSAMERICA SERIES TRUST

SCHEDULE I

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

Revised May 1, 2025

Listed below are current series of the Trust. All series, except as noted, offer Initial Class shares and Service Class shares. Transamerica 60/40 Allocation VP, Transamerica American Funds Managed Risk VP, Transamerica BlackRock iShares Edge 50 VP, Transamerica BlackRock iShares Edge 75 VP, Transamerica BlackRock iShares Edge 100 VP, Transamerica Goldman Sachs 70/30 Allocation VP, Transamerica BlackRock iShares Dynamic Allocation – Balanced VP, Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP, Transamerica Madison Diversified Income VP, Transamerica Market Participation Strategy VP, Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP, Transamerica ProFund UltraBear VP, and Transamerica Great Lakes Advisors Large Cap Value VP currently only offer Service Class shares. Transamerica Morgan Stanley Capital Growth VP currently only offers Initial Class shares.

Transamerica 60/40 Allocation VP Transamerica Aegon Bond VP
Transamerica Aegon Core Bond VP
Transamerica Aegon High Yield Bond VP
Transamerica Aegon Sustainable Equity Income VP
Transamerica Aegon U.S. Government Securities VP
Transamerica American Funds Managed Risk VP
Transamerica BlackRock Government Money Market VP Transamerica BlackRock iShares Active Asset Allocation – Conservative VP
Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP

Transamerica BlackRock iShares Active Asset Allocation – Moderate VP

Transamerica BlackRock iShares Dynamic Allocation – Balanced VP

Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP

Transamerica BlackRock iShares Edge 40 VP

Transamerica BlackRock iShares Edge 50 VP

Transamerica BlackRock iShares Edge 75 VP

Transamerica BlackRock iShares Edge 100 VP

Transamerica BlackRock iShares Tactical – Balanced VP
Transamerica BlackRock iShares Tactical – Conservative VP
Transamerica BlackRock iShares Tactical – Growth VP
Transamerica BlackRock Real Estate Securities VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Goldman Sachs 70/30 Allocation VP
Transamerica Goldman Sachs Managed Risk – Balanced ETF VP
Transamerica Goldman Sachs Managed Risk – Conservative ETF VP
Transamerica Goldman Sachs Managed Risk – Growth ETF VP
Transamerica Great Lakes Advisors Large Cap Value VP
Transamerica International Focus VP
Transamerica Janus Balanced VP Transamerica Janus Mid-Cap Growth VP
Transamerica JPMorgan Asset Allocation – Conservative VP
Transamerica JPMorgan Asset Allocation – Growth VP
Transamerica JPMorgan Asset Allocation – Moderate VP
Transamerica JPMorgan Asset Allocation - Moderate Growth VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JP Morgan International Moderate Growth VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Madison Diversified Income VP
Transamerica Market Participation Strategy VP
Transamerica Morgan Stanley Capital Growth VP
Transamerica Morgan Stanley Global Allocation VP
Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP
Transamerica MSCI EAFE Index VP
Transamerica Multi-Managed Balanced VP

Transamerica PineBridge Inflation Opportunities VP
Transamerica ProFund UltraBear VP
Transamerica Small/Mid Cap Value VP
Transamerica S&P 500 Index VP
Transamerica T. Rowe Price Small Cap VP
Transamerica TSW International Equity VP
Transamerica TSW Mid Cap Value Opportunities VP
Transamerica WMC US Growth VP